Exhibit 4.6

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of March 5, 2003 (the “Agreement”), is entered into by and between EarthShell Corporation, a Delaware corporation (the “Company”), and Omicron Master Trust (the “Holder”).

RECITALS

A.                                   WHEREAS, reference is made to the following agreements:

(i)                                     the Securities Purchase Agreement, dated as of August 12, 2002 (the “Purchase Agreement”), among the Company and the Purchasers identified therein; and

(ii)                                  the Secured Convertible Debenture, dated August 12, 2002, (the “Debenture”) in the original principal amount of Six Million Dollars ($6,000,000), and executed by the Company in favor of Beacon Equities, Inc. (“Beacon”).

B.                                     WHEREAS, effective November 6, 2002, as a result of the issuance to certain investors (the “Adjustment Event”) of (i) 3,457,242 shares of Common Stock at a price of $0.70 per share and (ii) a warrant exercisable for 345,724 shares of Common Stock at an initial price of $0.84, the Conversion Price (as defined in the Debentures) with respect to the conversion of the Debentures into Common Stock has been adjusted pursuant to Section 13(d)(i) of the Debenture;

C.                                     WHEREAS, Beacon has transferred to the Holder $2,000,000 of the outstanding $5,247,000 principal amount of the Debentures issued to Beacon by the Company under the Purchase Agreement (such transferred Debenture, the “Transferred Debenture”);

D.                                    WHEREAS, the Company and the Holder desire to exchange (the “Exchange”) the Transferred Debenture for a new debenture of equal principal amount in the form attached hereto as Exhibit A (the “Exchange Debenture”) and for 947,867 shares of the Company’s common stock, par value $0.01 per share (the “Exchange Shares”);

E.                                      WHEREAS, the Transferred Debenture was originally issued in a registered offering free of resale restrictions and the Holder desires that the Exchange Debenture, the shares of Common Stock issuable upon conversion thereof (the “Exchange Conversion Shares”) and the Exchange Shares, when issued, shall be issued free of resale restrictions (so long as Holder and its affiliate holders are not affiliates of the Company); and

F.                                      WHEREAS, The Company and the Holder desire to undertake the Exchange in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as an exemption from the registration requirements of Section 5 of the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.                                       Exchange of Debentures.  The Company agrees to issue the Exchange Debenture and the Exchange Shares to the Holder in exchange for the Holder’s delivery of  the Transferred Debenture to the Company for cancellation.  Promptly after the execution and delivery of this Agreement, the Holder shall surrender the Transferred Debenture to the Company and the Company shall deliver the Exchanged Debenture and the Exchange Shares to the Holder.  Each of the covenants set forth in Article IV of that certain Loan and Securities Purchase Agreement dated as of March 5, 2003 by and among the Company and the investors signatory thereto shall be binding on the Company, on the one hand, and on the Holder as though it were a "Lender" under that agreement, on the other hand.

2.                                       Representations and Warranties of Company.  The Company hereby represents and warrants to the Holder that as of the date hereof:

(a)                                  Power and Authority.  The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and under the Exchange Debenture.

(b)                                 Authorization, Etc. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)                                  Compliance with Laws, Other Instruments of the Company, Etc. None of the execution and delivery of this Agreement, or the issuance of the Exchange Debenture or the Exchange Shares, or the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the Certificate of Incorporation or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency (other than filings which will be made by the Company as may be required by applicable state securities laws), or any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

(d)                                 Governmental Consent. Other than filings required by any applicable state securities laws which shall be made by the Company, neither the nature of the Company or of any of its businesses or properties, nor any relationship between the Company and any other person or entity, nor any circumstance in connection with this Agreement is such as to require the consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company  as a condition to the execution and delivery of this Agreement.

(e)                                No Commission. The Company has not paid, nor has it accepted payment, directly or indirectly, any commission or other remuneration for the solicitation of the Exchange.

(f)                                    Registration of Debentures. The Transferred Debenture was initially issued by the Company in an offering registered under the Securities Act and therefore the Transferred Debenture and the Common Stock issuable upon conversion of the Transferred Debenture are not subject to any resale restrictions.  Based upon the consummation of the Exchange as set forth herein, the Exchanged Debenture, the Exchange Conversion Shares and the Exchange Shares, when issued, will not be subject to restrictions on resale (so long as Holder and its affiliate holders are not affiliates of the Company).

3.                                       Miscellaneous.

(a)                                  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)                                 Subject to Section 3(a), above, nothing in this Agreement shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause under this Agreement.  This Agreement shall inure to the sole and exclusive benefit of the Company and the Holder.

(c)                                  GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF LOS ANGELES, CALIFORNIA FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)                                 The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e)                                  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(f)                                    No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)                                 This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall constitute one and the same instrument. A facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

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